UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Repurchase Agreement

On November 10, 2015, PennyMac Financial Services, Inc. (the “Company”), through two of its subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into a Master Repurchase Agreement (Participation Certificates and Servicing) with Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) (the “MSR Repurchase Agreement”), pursuant to which PLS may finance certain of its mortgage servicing rights and related participation interests (collectively, the “MSRs”) and loan servicing advance receivables (“Receivables”).

The MSR Repurchase Agreement amends and restates that certain Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, as amended, to reflect the restructuring of the credit facility from the form of a note payable secured by MSRs and Receivables to the form of an agreement to repurchase relating to the sale of MSRs and Receivables.

The MSR Repurchase Agreement provides for a maximum loan amount of $407 million, $150 million of which can be used by PLS to facilitate the financing of excess servicing spread relating to the MSRs (“ESS”) by PennyMac Mortgage Investment Trust (“PMT”) through one of its subsidiaries, PennyMac Holdings, LLC (“PMH”). PMH initially acquires the ESS pursuant to the terms of that certain Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, by and between PLS and PMH and dated as of April 30, 2015 (the “Spread Acquisition Agreement”). PMH then pledges the acquired ESS to PLS under an underlying loan and security agreement, by and between PLS and PMH and dated as of April 30, 2015 (the “Underlying LSA”), and PLS, in turn, re-pledges the ESS to CSFB under the MSR Repurchase Agreement.

The principal amount paid by CSFB for the MSRs or Receivables is based upon a percentage of the market value of such MSRs or Receivables, as applicable. Upon PLS’s repurchase of the MSRs or Receivables, PLS is required to repay CSFB the principal amount relating thereto plus accrued interest (at a rate reflective of the current market) to the date of such repurchase. PLS also pays CSFB a fee for the structuring of the MSR Repurchase Agreement (a portion of which is allocable to the ESS financing and thus borne by PMH through and under the Underlying LSA), as well as certain other administrative costs and expenses in connection with CSFB’s management and ongoing administration of the MSR Repurchase Agreement.

The MSR Repurchase Agreement is guaranteed in full by PNMAC. The Company is a holding corporation and its sole asset is an equity interest in PNMAC. In addition, the aggregate loan amount outstanding under the MSR Repurchase Agreement and relating to ESS re-pledged by PLS is further guaranteed by PMT.

Under the MSR Repurchase Agreement, PLS granted to CSFB a security interest in all of its right, title and interest in, to and under the MSRs and Receivables pledged thereunder, including all of its rights and interests in any Ginnie Mae MSRs it thereafter owns or acquires. The pledge of the Ginnie Mae MSRs is also subject to a separate acknowledgement agreement by and among Ginnie Mae, CSFB and PLS. Separately, PMH pledged all of its rights and interest in the ESS to CSFB under a Security and Subordination Agreement between CSFB and PMH. CSFB’s liens on the MSRs under the MSR Repurchase Agreement and the ESS under the Security and Subordination Agreement remain subordinate to the rights and interests of Ginnie Mae pursuant to the terms of the Spread Acquisition Agreement and the acknowledgement agreement.

The MSR Repurchase Agreement contains margin call provisions that provide CSFB with certain rights in the event of a decline in the market value of the purchased MSRs or Receivables. Under these provisions, CSFB may require PLS to transfer cash or additional eligible assets with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The MSR Repurchase Agreement requires that PLS make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with PLS’s other credit facilities.  The MSRs and Receivables pledged under the MSR Repurchase Agreement also serve as cross-collateral for PLS’s obligations under a separate mortgage loan repurchase agreement with CSFB.

The MSR Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the MSR Repurchase Agreement and the liquidation by CSFB of the MSRs and Receivables.

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The MSR Repurchase Agreement also provides that, to the extent PMH breaches the terms of its Security and Subordination Agreement with CSFB, a “trigger event” may be deemed to exist, whereby PLS would be required to either (i) repurchase from CSFB all of the MSRs and re-pledged ESS outstanding under the MSR Repurchase Agreement, or (ii) repurchase the ESS from PMH at fair market value.  To the extent PLS is unable to repurchase the MSRs and re-pledged ESS under the MSR Repurchase Agreement or repurchase the ESS from PMH, an event of default would exist under the MSR Repurchase Agreement.

The foregoing description of the MSR Repurchase Agreement and the related guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the MSR Repurchase Agreement and the related guaranty, which have been filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Other material terms of the Spread Acquisition Agreement and the Underlying LSA are described more fully in the Company’s Current Report on Form 8-K filed on May 6, 2015, and the full text of the Spread Acquisition Agreement and the Underlying LSA were filed with such Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement (Participation Certificates and Servicing), dated as of November 10, 2015, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.
10.2	Third Amended and Restated Guaranty (Participation Certificates and Servicing), dated as of November 10, 2015, by Private National Mortgage Acceptance Company, LLC in favor of Credit Suisse First Boston Mortgage Capital LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: November 16, 2015	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement (Participation Certificates and Servicing), dated as of November 10, 2015, among Credit Suisse First Boston Mortgage Capital LLC, PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC.
10.2	Third Amended and Restated Guaranty (Participation Certificates and Servicing), dated as of November 10, 2015, by Private National Mortgage Acceptance Company, LLC in favor of Credit Suisse First Boston Mortgage Capital LLC.

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